Exhibit 10.1

AMENDMENT N. 1 TO

LICENSE AGREEMENT

This amendment agreement (hereinafter “Amendment n. 1”), dated February 25, 2019 (hereinafter the “Amendment Date”), is entered into by and between RegeneRx Biopharmaceuticals, Inc., a company organized and existing under the laws of the state of Delaware, wit h offices at 15245 Shady Grove Road, Suite 470, Rockville, MD 20850, U.S.A. (hereinafter “Licensor”), and Lee’s Pharmaceutical (HK) Limited, a Hong Kong registered company with its principal place of business at 1/F, Building 20E, Phase 3, Hong Kong Science Park, Shatin, New Territories, Hong Kong (hereinafter “Licensee”). Licensor and Licensee are individually referred to as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, Licensor and Licensee entered into a License Agreement dated July 12, 2012 (the “Agreement”); and

WHEREAS, the Parties are now willing to amend the Agreement at the terms and conditions set forth herein.

All capitalized terms and expressions not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.	The following definitions set forth in Section 1 of the Agreement are hereby deleted: “Expiry Date,” “Extended Term,” “Initial Term” and “Renewal Options.”

2.	Section 12.1 “Term and Rules Post Expiration” of the Agreement is hereby deleted in its entirety and replaced by the following new Section 12.1:

“12.1 Term and Rules Post Expiration:

(a)	This Agreement shall enter into full force and effect on the Effective Date and shall last, on a Licensed Product by Licensed Product basis, until the end of the Relevant Period.

(b)	The Licensee shall have, with respect to any given Licensed Pro duct, upon the expiration of the Relevant Period, a royalty-free, fully paid up, perpetual and irrevocable license, with the right to sublicense and/ or assign, for the use of the Licensed Patents and the Li censed Know-How. For the avoidance of doubt, on a Licensed Product-by-Licensed Product basis, the Licensee shall be entitled to retain in full all profits generated from the Licensed Patents and the licensed Know-How after expiration of the Relevant Period.”

3.	Except as expressly provided otherwise in this Amendment n. 1, all provisions of the Agreement remain in full force and effect without modification and all such term s are hereby ratified and confirmed.

4.	From and after the Amendment Date, the term “Agreement" as used in the Agreement shall mean the Agreement, as amended by this Amendment n. 1.

5.	This Amendment n. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

6.	This Amendment n. 1 shall be governed by the laws of New York, USA without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, this Amendment n. 1 has been executed by a duly authorized officer of each Party as of the Amendment Date.

RegeneRx Biopharmaceuticals, Inc.		Lee’s Pharmaceutical (HK) Limited

/s/ J.J. Finkelstein		/s/ Benjamin Li

By:		By:
Name:	J.J. Finkelstein	Name:	Benjamin Li
Title:	President & CEO	Title:	Chief Executive Officer

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